SIMPSON MANUFACTURING CO., INC.

                       4637 Chabot Drive, Suite 200
                       Pleasanton, California 94588

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To Our Shareholders:

     The annual meeting of shareholders of Simpson Manufacturing Co., Inc. (the "Company"), a California Corporation, will be held at 4:00 p.m., Pacific Daylight Time, on May 15, 1997, at the Simpson Strong-Tie Company Inc. training facility located at 1470 Doolittle Drive, San Leandro, California, for the following purposes:


          1. To elect seven directors to the Company's Board of Directors, each to hold office until his or her successor is elected and qualifies or until his or her earlier resignation or removal.


          2. To consider and act upon a proposal to increase by 300,000 shares (from 1,200,000 to 1,500,000) the number of shares of Common Stock reserved for issuance under the Simpson Manufacturing Co., Inc. 1994 Stock Option Plan.


          3. To consider and act upon a proposal to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the current fiscal year.


          4. To transact such other business as may properly come before the meeting.

     At the conclusion of the Annual Meeting of Shareholders, a tour of the Company's San Leandro facility will be conducted for interested shareholders.

     Only shareholders of record as of March 24, 1997, are entitled to notice of and will be entitled to vote at this meeting or any adjournment thereof.

                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      Stephen B. Lamson
                                      Secretary

Pleasanton, California
April 14, 1997


     *****************************************************************
     *  TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING,   *
     *  YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY  *
     *  AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED,  *
     *  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROXY    *
     *  CAN BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED.        *
     *****************************************************************

                      SIMPSON MANUFACTURING CO., INC.

                        4637 Chabot Drive, Suite 200
                        Pleasanton, California 94588
                              April 14, 1997

                             PROXY STATEMENT

SOLICITATION AND VOTING OF PROXIES

     The accompanying proxy is solicited on behalf of the Board of Directors of Simpson Manufacturing Co., Inc., a California Corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Simpson Strong-Tie Company Inc. ("SST") training facility located at 1470 Doolittle Drive, San Leandro, California, on May 15, 1997, at 4:00 p.m., Pacific Daylight Time, or any adjournment (the "Meeting"). Only holders of record of the Company's Common Stock at the close of business on March 24, 1997, will be entitled to vote at the Meeting. At the close of business on that date, the Company had 11,456,446 shares of Common Stock outstanding and entitled to vote. A majority, or 5,728,224, of these shares, present in person or by proxy, will constitute a quorum for the transaction of business. This Proxy Statement and the Company's Annual Report to Shareholders for the year ended December 31, 1996, are being mailed to each shareholder on or about April 14, 1997.

REVOCABILTIY OF PROXY

     A shareholder who has given a proxy may revoke it at any time before it is exercised at the Meeting, by (1) delivering to the Secretary of the Company (by any means, including facsimile) a written notice stating that the proxy is revoked, (2) signing and so delivering a proxy bearing a later date or (3) attending the Meeting and voting in person (although attendance at the Meeting will not, by itself, revoke a proxy). If, however, a shareholder's shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Meeting, the shareholder must bring to the Meeting a letter from the broker, bank or other nominee confirming the shareholder's beneficial ownership of the shares to be voted.

EXPENSES OF PROXY SOLICITATION

     The expenses of this solicitation of proxies will be paid by the Company. Following the original mailing of this Proxy Statement and other soliciting materials, the Company or its agents may also solicit proxies by mail, telephone or facsimile or in person.

VOTING RIGHTS

     The holders of the Company's Common Stock are entitled to one vote per share on any matter submitted to a vote of the shareholders, except that, subject to certain conditions, shareholders may cumulate their votes in the election of directors, and each shareholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder or may distribute such shareholder's votes on the same principle among as many candidates as such shareholder thinks fit. No shareholder will be entitled, however, to cumulate votes (that is, cast for any nominee a number of votes greater than the number of votes that the shareholder normally is entitled to cast) unless the nominees' names have been placed in nomination prior to the voting and the shareholder gives notice at the Meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for nominees. In the election of directors, the nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected. Votes against a nominee and votes withheld have no legal effect.

     The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute. The Company knows of no specific matter to be brought before the Meeting that is not identified in the notice of the Meeting or this Proxy Statement. If, however, proposals of shareholders that are not included in this Proxy Statement are presented at the Meeting, the proxies will be voted in the discretion of the proxy holders. Regulations of the Securities and Exchange Commission permit the proxies solicited by this Proxy Statement to confer discretionary authority with respect to matters of which the Company is not aware a reasonable time before the Meeting. Accordingly, the proxy holders may use their discretionary authority to vote with respect to any such matter pursuant to the proxies solicited hereby.

     Directors will be elected at the Meeting by a plurality of the votes cast at the Meeting by the holders of shares represented in person or by proxy. Approval of Proposal No. 2 and Proposal No. 3 will require the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares represented in person or by proxy. Abstentions and broker nonvotes are counted as shares present for determination of a quorum but are not counted as affirmative or negative votes on any item to be voted upon and are not counted in determining the number of shares voted on any item.

                       SECURITY OWNERSHIP OF CERTAIN
                     BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 24, 1997, with respect to the beneficial ownership of the Company's Common Stock by (1) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (2) each director of the Company, (3) each person currently serving as an executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation" below), and (4) all current executive officers and directors of the Company as a group.


      Name and, for Each 5%            Amount and Nature of       Percent
    Beneficial Owner, Address         Beneficial Ownership(1)     of Class
---------------------------------     -----------------------     --------
Simpson Investment Company (2)                      6,149,055        53.7%
  3669 Mount Diablo Blvd.
  Lafayette, CA 94549

Barclay Simpson (2)                                 6,503,405        56.8%
  4637 Chabot Drive, Suite 200
  Pleasanton, CA 94588

Thomas J Fitzmyers (3)                                889,992         7.6%
  4637 Chabot Drive, Suite 200
  Pleasanton, CA 94588

Scudder, Stevens & Clark, Inc.(4)                     651,900         5.7%
  Two International Place
  Boston, MA 02110-4103

Stephen B. Lamson(5)                                 209,750          1.8%

Donald M. Townsend(6)                                115,197          1.0%

Alan R. McKay(7)                                       4,500             *

Earl F. Cheit(7)                                       2,500             *

Sunne Wright McPeak(7)                                 3,000             *

Barry Lawson Williams(7)                               2,500             *

All current executive officers
  and directors as a group(8)                      7,530,844         63.9%
------------------
  * Less than 1%


(1)  	The information in this table is based upon information supplied by officers and directors, and, with respect to principal shareholders, statements on Schedule 13D or 13G filed with the Securities and Exchange Commission. Unless otherwise indicated below, the persons named in the table had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Simpson Investment Company ("SIC") is the record owner of 6,149,055 shares as shown in the table. SIC is managed by Barclay Simpson, who has sole voting and dispositive power with respect to and is deemed to own beneficially all of the shares held in the name of SIC. Mr. Simpson has a 77% interest and his seven children hold the remaining 23% interest in SIC. Mr. Simpson's (but not SIC's) beneficial ownership also includes 100,000 shares owned by the Company's profit sharing trusts, of which Messrs. Simpson, Fitzmyers and Lamson are the trustees and share voting and dispositive power, as to which shares such trustees disclaim beneficial ownership except to the extent of their participation as beneficiaries of one of such trusts. Includes 250 shares subject to options granted under the 1994 Stock Option Plan that are exercisable within 60 days.

(3)	  Includes 209,360 shares subject to options granted under the 1994
     Stock Option Plan that are exercisable within 60 days. Includes
     100,000 shares owned by the Company's profit sharing trusts, of which Messrs. Simpson, Fitzmyers and Lamson are the trustees and share voting and dispositive power, as to which shares such trustees disclaim beneficial ownership except to the extent of their participation as beneficiaries of one of such trusts.

(4) As of December 31, 1996, Scudder, Stevens & Clark, Inc. ("Scudder") beneficially owned 651,900 shares of the Company's Common Stock. Scudder has sole power to vote or to direct the vote of 179,300 shares and shared power to vote or direct the vote of 318,600 shares.

(5) Includes 53,298 shares subject to options granted under the 1994 Stock Option Plan that are exercisable within 60 days. Includes 100,000 shares owned by the Company's profit sharing trusts, of which Messrs. Simpson, Fitzmyers and Lamson are the trustees and share voting and dispositive power, as to which shares such trustees disclaim beneficial ownership except to the extent of their participation as beneficiaries of one of such trusts.

(6) Includes 47,419 shares subject to options granted under the 1994 Stock Option Plan that are exercisable within 60 days.

(7) Includes 2,500 shares subject to options granted under the 1995 Independent Director Stock Option Plan that are exercisable within 60 days.

(8) Includes 320,327 shares subject to options exercisable within 60 days, including the options described in the above notes, and 100,000 shares owned by the Company's profit sharing trusts as described in notes 2, 3 and 5 above.

                               PROPOSAL NO. 1
                            ELECTION OF DIRECTORS

Nominees

     The names of the Company's directors, all of whom will be nominated for re-election, and certain information about them are set forth below. It is intended that shares represented by proxies in the accompanying form will be voted for the election of the nominees listed below. Although the Board of Directors does not know whether any nominations will be made at the Meeting other than those set forth below, if any such nomination is made, or if votes are cast for any candidates other than those nominated by the Board of Directors, the persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors or for any particular nominees is not withheld) will have full discretion and authority to vote cumulatively and allocate votes among any or all of the nominees of the Board of Directors in such order as they may determine.



                                                Director
               Name                     Age       Since       Position
----------------------------------     -----    ---------     ---------------------------
Barclay Simpson(1)(4)                     75         1956     Chairman of the Board
                                                               and Director

Thomas J Fitzmyers                        56         1978     President, Chief
                                                               Executive Officer and
                                                               Director

Stephen B. Lamson                         44         1989     Chief Financial Officer,
                                                               Treasurer, Secretary and
                                                               Director

Earl F. Cheit(2)(4)                       70         1994     Director

Alan R. McKay(2)(4)                       71         1994     Director

Sunne Wright McPeak(1)(3)(4)              48         1994     Director

Barry Lawson Williams(1)(2)(3)(4)         52         1994     Director


     (1)  Member of the Compensation Committee
     (2)  Member of the Audit Committee
     (3)  Member of 1994 Stock Option Plan Committee
     (4)  Member of the Growth Committee

     The Board of Directors has not established a nominating committee.

EXECUTIVE OFFICERS

     Barclay Simpson, Thomas J Fitzmyers and Stephen B. Lamson are the executive officers of the Company and are also directors and executive officers of subsidiaries of the Company. Donald M. Townsend, age 50, a director and the Chief Executive Officer of the Company's subsidiary, Simpson Dura-Vent Company, Inc. ("SDV"), is also regarded as an executive officer of the Company, because, by virtue of his role in management of SDV, he performs policy-making functions for the Company.

BIOGRAPHICAL INFORMATION

BARCLAY SIMPSON has been the Chairman of the Board of Directors and a director of the Company since 1956. Since 1982, Mr. Simpson and his wife have owned Barclay Simpson Fine Arts Gallery, a commercial art gallery in Lafayette, California. Mr. Simpson is also a member of the Boards of Directors of Civic Bancorp, Calender Robinson Insurance, the University Art Museum of the University of California at Berkeley, the California College of Arts and Crafts and other charitable and educational institutions.

THOMAS J FITZMYERS has served as President and a director of the Company since 1978, as the President and a director of SST since 1983 and as a director of SDV since 1982. He was appointed as the Company's Chief Executive Officer in 1994. Mr. Fitzmyers was employed by Union Bank from 1971 to 1978. He was a Regional Vice President when he left Union Bank to join the Company in 1978.

STEPHEN B. LAMSON has served as the Company's, SST's and SDV's Chief Financial Officer and Treasurer since 1989, as the Company's and SDV's Secretary since 1989, as SST's Secretary since 1992, as a director of the Company since 1990, as a director of SST since 1992 and as a director of SDV since 1989. From 1980 to 1989, Mr. Lamson was with Coopers & Lybrand. He was an audit manager when he left that firm to join the Company in 1989.

EARL F. CHEIT has been a Senior Advisor to the Asia Foundation on Asia-Pacific Economic Affairs since 1984 and became Dean Emeritus of the Haas School of Business at the University of California, Berkeley, in 1992. He is currently a director of The Shaklee Corporation and CNF Transportation, Inc. and a Trustee of Mills College.

ALAN R. McKAY has been the President of Alan R. McKay & Associates, an engineering consulting firm based in Lafayette, California, since 1959. He is a registered civil, structural and geotechnical engineer in the State of California with extensive experience in connector applications.

SUNNE WRIGHT McPEAK is the President and Chief Executive Officer of the Bay Area Council, a business sponsored organization founded in 1945 that promotes economic activity and environmental quality in the region. Prior to this position, she was the President and Chief Executive Officer of the Bay Area Economic Forum, a partnership of government, business, academic and foundation sectors of the nine San Francisco Bay Area counties. From 1979 through 1994, she served on the Board of Supervisors of Contra Costa County, including several terms as Chair. Her most recent term as Chair concluded in 1992. In addition, Ms. McPeak served as President of the California State Association of Counties and has been a member of the advisory boards of the Urban Land Institute and California State University, Hayward. She is currently a director of the California Foundation for the Environment and the Economy.

BARRY LAWSON WILLIAMS has been President of Williams Pacific Ventures Inc., a venture capital and real estate investment and consulting firm, since 1987. From 1989 until its sale in 1992, he was also Chief Executive Officer and owner of C.N. Flagg Power Inc. He is a director of PG&E Corporation, American President Companies, Ltd., Tenera Inc., CH2M HILL Companies, Ltd., The U.S.A. Group, Inc., Newhall Land and Farming Co. Inc., Northwestern Mutual Life Insurance Co. and Lucas Arts/Lucas Digital Companies.

DONALD M. TOWNSEND (who is not a director nominee) has been employed by the Company since 1981 and has served as a director of SDV since 1984 and as its President and Chief Operating Officer since 1991. He was appointed as SDV's Chief Executive Officer in 1994. From 1984 to 1991, he was the Vice President and General Manager of SDV.

ATTENDANCE AT MEETINGS

     The Board of Directors held five meetings and its committees held a total of ten meetings in 1996. Each director attended 100% of the meetings of the Board of Directors and the committees on which he or she served in 1996.

THE BOARD RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF THE SEVEN
NOMINATED DIRECTORS.


                               PROPOSAL NO. 2
                        APPROVAL OF AMENDMENT TO THE
           SIMPSON MANUFACTURING CO., INC. 1994 STOCK OPTION PLAN

     At the Meeting, the Company's shareholders will be asked to consider a proposal to amend the Simpson Manufacturing Co., Inc. 1994 Stock Option Plan (the "Option Plan") to increase the number of shares authorized for issuance under the Option Plan by 300,000 shares to 1,500,000.

     The Board of Directors believes that the amendment to the Option Plan is in the best interests of the Company. The purpose of the Option Plan is to provide a means by which selected employees and directors of and consultants to the Company, and its subsidiaries, may be given an opportunity to purchase stock of the Company. In addition, the Company, by means of the Option Plan, seeks to retain the services of persons who are now employees or directors of or consultants to the Company and its affiliates, to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries. The Board of Directors believes that the reservation of additional shares for issuance on exercise of options to be granted under the Option Plan will assist the Company in seeking those goals.

DESCRIPTION OF 1994 STOCK OPTION PLAN

     By affording selected employees and directors of and consultants to the Company and its subsidiaries the opportunity to buy shares of Common Stock of the Company, the Option Plan is intended to enhance the ability of the Company and its subsidiaries to retain the services of persons who are now employees, directors or consultants, to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries. The Option Plan was adopted by the Company's Board of Directors and approved by the Company's shareholders prior to the Company's initial public offering in 1994. After this proposal is approved by the shareholders, no more than 1,500,000 shares of Common Stock may be sold (including shares already sold) pursuant to all options granted under the Option Plan. Common Stock sold on exercise of options granted under the Option Plan may be previously unissued shares or reacquired shares, bought on the market or otherwise.

     The Company's Board of Directors has delegated the administration of the Option Plan to its 1994 Stock Option Plan Committee (the "Committee"), consisting of Sunne Wright McPeak and Barry Lawson Williams. The members of the Committee are (a) "non-employee directors" which means directors who satisfy the requirements established by the Securities and Exchange Commission for non-employee directors under Rule 16b-3 and (b) "outside directors" which means directors who satisfy the requirements established under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Members of the Committee are appointed by the Company's Board of Directors for indefinite terms and may be removed by the Board of Directors at any time.

     The Committee administers the Option Plan (as its manager and not as its trustee) and determines (a) who will be granted options, (b) when and how each option will be granted, (c) whether an option will be an incentive stock option or a nonstatutory stock option, (d) the provisions of each option, including the time or times the option may be exercised, and (e) the number of shares for which an option is granted. The Committee also construes and interprets the Option Plan and the options granted under it and establishes, amends and revokes rules and regulations concerning the administration of the Option Plan.

     Participation in the Option Plan is open to employees and directors of and consultants to the Company or any of its subsidiaries who are selected by the Committee on the basis of their past and anticipated future contributions to the Company and its subsidiaries. A participant may be granted incentive stock options only if the participant is an employee of the Company, but any participant may be granted nonstatutory stock options. A participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any of its affiliates may not be granted an option under the Option Plan unless the per share exercise price of that option is at least 110% of the fair market value of a share of Common Stock on the date of the grant and the option is exercisable for a period of not more than five years after the date of the grant.

     The terms of each option granted under the Option Plan are determined by the Committee and specified in the option granted to each participant. The date or dates on which each option becomes exercisable may be based on performance or other criteria, but no option may be exercised more than ten years after the date it is granted. The number of shares of Common Stock subject to an option under the Option Plan may be divided into periodic installments, with the option becoming exercisable ("vesting") during each installment period with respect to the shares allotted to that period. The vesting provisions may vary among options. At the discretion of the Committee, the terms of an option may permit an optionee to exercise the option before it vests. In such cases, however, the Company will have the right to repurchase from the optionee, at the exercise price, any shares purchased by exercising an unvested option. This repurchase right will lapse at a rate equivalent to the vesting rate, starting on the date the option is granted. If an optionee is allowed to purchase shares under an unvested option and later ceases to be an employee or director of or consultant to the Company or one of its subsidiaries, the Company will have 90 days from the date of such cessation to exercise its repurchase right.

     Several conditions apply to incentive stock options generally, in accordance with the Code. The exercise price of each incentive stock option must be at least 100% of the fair market value of the Common Stock on the date the option is granted. If a participant is granted an incentive stock option, the favorable federal income tax treatment accorded to incentive stock options (discussed below) will be available only if (a) the optionee does not sell the shares received on exercise of the option until at least two years after the option is granted and one year after its exercise, and
(b) the optionee is an employee of the Company at all times during the period beginning on the date the option is granted and ending three months before the exercise of the option. In addition, to the extent that incentive stock options granted under the Option Plan or other plans of the Company and its affiliates that vest in any year allow an optionee to acquire Common Stock with a fair market value of more than $100,000, those incentive stock options are treated as nonstatutory stock options.

     The following options have been granted or committed to be granted under the Option Plan to the following persons in the amounts and at the exercise prices indicated:


                                              Number
                                             of Shares     Exercise
    	Name and Title of Person                  Subject        Price      Expiration
    or Description of Group         Year     to Option     Per Share       Date
-------------------------------     ----     ---------     ---------    ----------

Thomas J Fitzmyers                   1993       31,500     $    3.64       3/04/01
  President, Chief Executive         1994      207,110         11.50       5/25/01
  Officer and Director               1994        4,500         10.25       2/14/02
                                     1996        4,500         23.00(1)       4/04(1)

Stephen B. Lamson                    1993       31,500          3.64       3/04/01
  Chief Financial Officer            1994       20,548         11.50       5/25/01
  Secretary and Director             1994        2,500         10.25       2/14/02
                                     1996        2,500         23.00(1)       4/04(1)

Donald M. Townsend                   1993        6,222          3.64       3/04/01
  President and Chief                1994        1,552          3.64       3/04/01
  Executive Officer of SDV           1994       35,895         11.50       5/25/01
                                     1994        7,500         10.25       2/14/02
                                     1996        7,500         23.00(1)       4/04(1)

Barclay Simpson                      1994          500         11.28       2/14/00
  Chairman of the Board              1996          500         25.30(1)       4/02(1)

Current Executive Officers,       various      364,327    3.64-25.30       3/04/01-
  as a Group                                                                   4/04

Current Directors Who                   -            -             -             -
  Are Not Executive
  Officers, as a Group

Employees and Consultants         various      724,102    3.64-23.00       3/04/01-
  Who Are Not Executive                                                     1/01/04
  Officers, as a Group
---------------


(1) The date of grant for the 1996 options is to be determined by the Committee. Each option has a term of seven years from the date of grant except for Barclay Simpson's, which has a term of five years from the date of grant. The exercise price of each of these options is based on the market price of the Company's Common Stock on December 31, 1996.

     The closing market price of a share of Common Stock of the Company, as reported in The Nasdaq Stock Market on March 24, 1997, was $23.50.

     In general, on exercising an option granted under the Option Plan, the optionee must pay the exercise price in cash to the Company. The Committee may, in its absolute discretion, allow the optionee to pay the exercise price either at the time the option is granted or when the optionee exercises it, by delivering shares of Common Stock to the Company, or according to a deferred payment arrangement, or in some other manner. If the Committee allows the optionee to defer payment for the exercise of an option, the optionee will be charged interest at least annually on the deferred amount at the minimum amount necessary to avoid characterization of any portion of the exercise price as interest under the Code or, if less, at the maximum rate permitted by law. The Company may be required to withhold income tax on exercise of a nonstatutory stock option. To the extent provided in an option, the optionee may satisfy the withholding obligation by paying cash, by authorizing the Company to withhold shares from the shares the optionee would otherwise receive on exercising the option, or by delivering to the Company shares of the Company's Common Stock already owned by the optionee.

     The grant of a nonstatutory stock option under the Option Plan should not have any federal income tax consequences. On exercising a nonstatutory stock option, the optionee generally will recognize taxable ordinary income equal to the excess of (a) the fair market value of the shares of Common Stock purchased on such exercise, over (b) the option exercise price for those shares. The Company will generally be required to withhold tax from the optionee's regular or supplemental wages based on the amount of ordinary income that the optionee recognizes and will generally be entitled to a business expense deduction in that amount.

     When an optionee sells shares acquired by exercising a nonstatutory stock option, the optionee will recognize capital gain or loss equal to the difference between the selling price for those shares on such disposition, and the fair market value of the shares at the time the optionee exercises the option. If the optionee holds the shares for a year or more after exercising the nonstatutory option (not including the time the optionee holds the option before exercising it), any gain on the disposition of those shares will be characterized as long-term capital gain. An optionee's sale of shares acquired on exercise of a nonstatutory stock option has no tax consequences to the Company.

     The grant of an incentive stock option under the Option Plan generally has no federal income tax consequences to the optionee. Similarly, the optionee should not recognize any income on exercising an incentive stock option. The optionee will not recognize income with respect to an incentive stock option until the optionee sells the shares acquired on exercise of the option, at which time the optionee will generally recognize capital gain or loss equal to the difference between (a) the selling price for those shares on such disposition, and (b) the option exercise price for those shares. This federal income tax treatment is available, however, only if the optionee does not sell the shares acquired on exercise of an incentive stock option until at least two years after the option grant and at least one year after the option exercise. If an optionee sells the shares before holding them for the required period, the shares will be treated as having been acquired through the exercise of a nonstatutory stock option. Accordingly, an optionee would recognize as ordinary income the excess of the fair market value of the shares at the time the optionee exercises the option over the option exercise price for those shares, and would recognize as capital gain or loss the difference between the selling price on the disposition and the fair market value of the shares at the time the optionee exercises the option. In such case, the Company could take a business expense deduction in an amount equal to the amount the optionee recognizes as ordinary income.

     Net long-term capital gains of individuals are currently subject to a maximum marginal federal income tax rate of 28%, and the maximum marginal federal income tax rate on individuals' ordinary income is 39.6%. In addition, because an individual may deduct only $3,000 of net capital losses in any year, it may be advantageous to characterize gain as long-term capital gain if the optionee has capital losses from other investments.

     If an optionee under the Option Plan ceases to be an employee or director of or consultant to the Company or one of its subsidiaries for a reason other than disability or death, the optionee may exercise options he or she holds under the Option Plan, to the extent that those options have vested on the date of such cessation, at any time during the period ending on the earlier of (a) the 90th day after such cessation (or such longer or shorter period specified in the options, which must be at least 30 days), or
(b) the date the options expire. If the optionee does not exercise the options within that time, the options terminate and the optionee forfeits the right to exercise them. Any option or portion of an option that is not vested on the date of such cessation terminates on that date and cannot be exercised thereafter.

     If an optionee ceases to be an employee or director of or consultant to the Company or one of its subsidiaries because the optionee becomes disabled, the optionee may exercise options granted to the optionee under the Option Plan, to the extent that those options are vested on the date of such cessation, within the period ending on the earlier of (a) the first anniversary of such cessation (or such longer or shorter period specified in the options, which must be at least six months), or (b) the date the options expire. If the optionee does not exercise the options within that time, the options terminate and the optionee forfeits the right to exercise them. Any option or portion of an option that is not vested on the date of such cessation terminates on that date and may not be exercised thereafter.

     If an optionee under the Option Plan dies while serving as an employee or director of or consultant to the Company or one of its subsidiaries or within a period specified in the option after ceasing to be an employee, director or consultant, the optionee's estate or the person who inherits the option may exercise it, to the extent that the option is vested at the time of death, within the period ending on the earlier of (a) the 180th day after the first anniversary of the optionee's death (or such longer or shorter period specified in the option, which must be at least six months), or
(b) the date the option expires. If the option is not exercised within that time, it terminates and may not be exercised. Any option or portion of an option that has not vested at the date of death terminates on that date and may not be exercised.

     Notwithstanding the termination, disability or death of an optionee, the Committee may extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate, but, no such extension may extend the term of an option beyond the date of expiration of the term of such option as set forth in the option agreement.

     Options granted under the Option Plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Optionee during his or her lifetime, whether by operation of law or otherwise, other than by will or the laws of descent and distribution applicable to such optionee, or be made subject to execution, attachment or similar process, although the Committee may in its discretion at the time of approval of the grant of an option or thereafter permit an option to be transferred by an optionee to a trust or other entity established by the optionee for estate planning purposes, and may permit further transferability, or impose conditions or limitations on any permitted transferability. An option is otherwise exercisable during the lifetime of the person to whom the option is granted only by such person.

     The Committee may suspend or terminate the Option Plan at any time. Unless the Committee terminates it earlier, the Option Plan will terminate on February 22, 2004. No options will be granted under the Option Plan after it is terminated. Options outstanding when the Option Plan is terminated, however, may be exercised after the termination of the Option Plan, according to the vesting schedules of the options, until the end of the exercise period of the options as determined under the options. The Committee may amend the Option Plan at any time, subject in some cases to the approval of the Company's shareholders.

     The Option Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under section 401(a) of the Code.

     For an optionee under the Option Plan who is not an affiliate of the Company (that is, a director, executive officer or other person controlling, controlled by or under common control with the Company), there are no restrictions on the optionee's sale of the shares purchased on exercising an option under the Option Plan. If an optionee is an affiliate of the Company, shares of Common Stock that the optionee acquires on exercise of an option may not be sold unless the resale is registered under the Securities Act or the sale is made pursuant to an applicable exemption from registration, including pursuant to Rule 144 under the Securities Act. In general, under Rule 144 as currently in effect, an affiliate would be entitled to sell shares of Common Stock in brokers' transactions or transactions with "market makers" within any three-month period in an amount that does not exceed the greater of (a) one percent of the then outstanding shares of Common Stock or
(b) the average weekly trading volume of the Common Stock on The Nasdaq Stock Market during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about the Company. The Company in its discretion may register for resale the shares of Common Stock that are subject to the Option Plan by filing a post-effective amendment to the registration statement on Form S-8 relating to the Option Plan to add a reoffer prospectus on Form S-3, after which resales of shares acquired on exercise of options would no longer be subject to the limitations of Rule 144.

     A copy of the Option Plan is attached to this Proxy Statement as Exhibit A and is incorporated herein by this reference. The foregoing description of the Option Plan is qualified in its entirety by reference to Exhibit A attached hereto.

THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE SIMPSON MANUFACTURING CO., INC. 1994 STOCK OPTION PLAN


                               PROPOSAL NO. 3
              RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Coopers & Lybrand L.L.P. as its principal independent auditors to audit the Company's financial statements for 1997, and the shareholders will be asked to ratify such selection. Coopers & Lybrand L.L.P. has audited the Company's financial statements since prior to 1975. A representative from Coopers & Lybrand L.L.P. will be present at the Meeting, will be given an opportunity to make a statement at the Meeting if he or she desires to do so, and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF SELECTION OF
COOPERS & LYBRAND L.L.P.

                           EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The table below provides information relating to compensation for the years ended December 31, 1996, 1995 and 1994, for the Chief Executive Officer and the other three most highly compensated executive officers of the Company and the Chief Executive Officer of SDV (determined as of the end of 1996) (collectively, the "Named Executive Officers"). The amounts shown include compensation for services in all capacities that were provided to the Company and its subsidiaries.


                         SUMMARY COMPENSATION TABLE

                                                                        Long-Term Compenation
                                                                   -------------------------------
                                        Annual Compensation             Awards(2)         Payouts
                                  -------------------------------  --------------------  ---------
                                                         Other       Re-     Securities
                                                         Annual    stricted  Underlying             All Other
         Name and                                        Compen-    Stock     Options/      LTIP     Compen-
    Principal Position      Year   Salary      Bonus    sation(1)   Awards     SARs(3)    Payouts   sation(4)
--------------------------  ----  ---------  ---------  ---------  --------  ----------  ---------  ---------

Thomas J Fitzmyers,         1996  $ 230,818  $ 664,180  $  12,782         -       4,500          -  $  22,500
  President and Chief       1995    223,020    495,775      2,450         -           -          -     22,500
  Executive Officer of      1994    215,472    527,060     85,243         -     211,610          -     22,500
  the Company

Barclay Simpson,            1996    150,000    334,502          -         -         500          -     22,500
  Chairman of the Board     1995    150,000    285,241          -         -           -          -     22,500
  of the Company            1994    150,000    527,060          -         -         500          -     22,500

Stephen B. Lamson,          1996    105,984    393,541      2,568         -       2,500          -     16,283
  Chief Financial Officer   1995    102,396    293,766          -         -           -          -     15,359
  of the Company            1994    98,928     312,332      7,656         -      23,048          -     14,839

Donald M. Townsend,         1996    160,680    198,940     12,462         -       7,500          -     22,500
  President and Chief       1995    155,244    127,074      4,015         -           -          -     22,500
  Executive Officer         1994    145,320    170,033     16,168         -      44,947          -     21,798
  of SDV
---------------


(1) Includes bonuses paid to the officers in amounts equal to interest payable by the officers to the Company or its subsidiaries in 1994 and the income tax payable with respect to those bonuses, without deducting an aggregate of $61,708 interest received from the officers in 1994.

(2) As of March 24, 1997, Messrs. Fitzmyers, Lamson and Townsend, respectively, own 536,632, 56,452 and 67,778 shares of Common Stock that they received in 1994 in exchange for shares of common stock of Simpson Holdings, Inc. ("Holdings") and SDV that they had acquired under incentive stock purchase plans and owned at December 31, 1993. They are entitled to share in any dividends that are paid with respect to these shares.

(3) Shares subject to outstanding stock options, which have exercise prices of $3.64 to $25.30 per share.

(4) Represents contributions to the Company's profit sharing plan trusts for the accounts of the Named Executive Officers.

EMPLOYEE STOCK OPTIONS

     The tables below provide information regarding options to purchase share of Common Stock granted and to be granted to the Named Executive Officers for the year ended December 31, 1996, under the Company's 1994 Stock Option Plan.


                   OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                     % of Total
                        Number of     Options/                                     Potential Realizable Value
                        Securities      SARs                  Market                 at Assumed Annual Rates
                        Underlying   Granted to    Exercise	   Price               of Stock Price Appreciation
                         Options/     Employees    or Base   at Grant   Expir-           for Option Term
                           SARs          in         Price    Date ($/    ation   -------------------------------
         Name           Granted(#)   Fiscal Year  ($/share)  share)(1)  Date(1)     0%         5%         10%
----------------------  -----------  -----------  ---------  ---------  -------  ---------  ---------  ---------

Thomas J Fitzmyers            4,500         4.1%  $   23.00  $   23.00     4/04  $       -  $  42,135  $  98,192

Barclay Simpson                 500         0.5%      25.30      23.00     4/02          -      3,532      9,760

Stephen B. Lamson             2,500         2.3%      23.00      23.00     4/04          -     23,408     54,551

Donald M. Townsend            7,500         6.9%      23.00      23.00     4/04          -     70,225    163,654
---------------


(1) The date of grant is to be determined by the Committee. Each option has a term of seven years from the date of grant except for Barclay Simpson's, which has a term of five years from the date of grant. The exercise price of each of these options is based on the market price of the Company's Common Stock on December 31, 1996.


          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                   DECEMBER 31, 1996, OPTION/SAR VALUES

                                                                Number of
                                                                Securities               Value of
                                                                Underlying              Unexercised
                                                                Unexercised            In-the-Money
                                                                Options/SARs           Options/SARs
                             Shares                            at December 31,        at December 31,
                           Acquired on         Value         1996, Exercisable/     1996, Exercisable/
         Name              Exercise (#)     Realized ($)       Unexercisable          Unexercisable
----------------------     ------------     ------------     ------------------     ------------------

Thomas J Fitzmyers               31,500     $    322,403(1)       208,235/7,875     $ 2,396,109/43,031
Stephen B. Lamson                     -                -           52,673/4,375         854,111/23,906
Donald M. Townsend                    -                -          45,544/13,125         587,203/71,719
Barclay Simpson                       -                -                125/875            1,465/4,395
---------------


(1) The value realized for option exercises is the aggregate fair market value of the Company's Common Stock on the date of exercise less the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Boards of Directors of the Company comprises Barclay Simpson, the Chairman of the Board of the Company, and Sunne Wright McPeak and Barry Lawson Williams, both independent directors of the Company. Ms. McPeak and Mr. Williams have no relationships with the Company or any of its subsidiaries other than as members of the Company's Board of Directors and certain committees of the Company's Board of Directors. Certain transactions to which Mr. Simpson, his affiliates and members of his family have been parties are described below.

Real Estate Transactions

     The Company, directly and through its subsidiaries, leases certain of its facilities from general partnerships (the "Partnerships") wholly or partly comprising current or former directors, officers, employees and shareholders of the Company and its subsidiaries. The Partnerships, their partners, the percentage interests of such partners in the Partnerships and the properties that the Partnerships lease, or previously leased and sold, to the Company or a subsidiary, are as follows:


                                             Partners
     Partnership                      (percentage interests)                   Property Location
---------------------    ------------------------------------------------    ---------------------

SIC                      Barclay Simpson (77%), John B. Simpson (5%),        San Leandro,
                          Anne Simpson  Gattis (5%), Jean D. Simpson          California
                          (5%), Jeffrey P. Gainsborough (2%), Julie
                          Marie Simpson (2%), Elizabeth Simpson Murray
                          (2%) and Amy Simpson (2%)

Doolittle Investors      Everett H. Johnston Family Trust (23.13%),          San Leandro,
                          Barclay and Sharon Simpson (25.51%), Thomas         California
                          J Fitzmyers (5.24%), Judy F. Oliphant,
                          Successor Trustee of the Oliphant Family
                          Revocable Trust Agreement Dated January 27,
                          1993 (Survivors Trust) ("Oliphant Trust")
                          (20.61%), and SIC (25.51%)

Columbus-Westbelt
 Investment Co.          Everett H. Johnston Family Trust (5.54%),           Columbus, Ohio
                          Thomas J Fitzmyers (1.10%), Oliphant Trust
                          (5.54%), Barclay and Sharon Simpson (13.31%),
                          Richard C. Perkins Trust (5.48%), Stephen
                          B. Lamson (3.32%), Tyrell T. Gilb Trust
                          (5.54%), Doyle E. Norman (5.54%), Stephen P.
                          Eberhard (5.05%), Robert J. Phelan (5.54%),
                          Jeffrey P. Gainsborough (11.01%), Julie Marie
                          Simpson (11.01%), Elizabeth Simpson Murray
                          (11.01%) and Amy Simpson (11.01%)

Vacaville Investors      Everett H. Johnston Family Trust (49.90%),          Vacaville,
                          Thomas J Fitzmyers (1.13%), Oliphant Trust           California
                          (12.47%), Barclay and Sharon Simpson (4.57%),
                          SIC (27.50%), Richard C. Perkins Trust (4.43%)

Vicksburg Investors      Everett H. Johnston Family Trust (41.17%),          Vicksburg,
                          Thomas J Fitzmyers (6.02%), Oliphant Trust          Mississippi
                          (12.61%), Barclay and Sharon Simpson (33.92%)
                          and Richard C. Perkins Trust (6.28%)


     Barclay Simpson is the managing partner of SIC, a general partnership of Mr. Simpson and his seven children. Everett H. Johnston, formerly a director and executive officer of the Company (now retired), is the managing partner of each Partnership other than SIC. Richard C. Perkins, Stephen P. Eberhard and Robert J. Phelan are supervisory employees of the Company or SST and Doyle E. Norman and Tyrell T. Gilb (both now retired) are consultants to the Company. Sharon Simpson is Barclay Simpson's wife; and John B. Simpson, Anne Simpson Gattis, Jean D. Simpson, Jeffrey P. Gainsborough, Julie Marie Simpson, Elizabeth Simpson Murray and Amy Simpson are his children.

     Aggregate lease payments by the Company and its subsidiaries to the Partnerships in 1996, 1995 and 1994 were, and the terms of the leases will expire, as follows:

                                             lease Payments              Lease
                                   ----------------------------------  Expiration
           Partnership                1996        1995        1994        Date
---------------------------------  ----------  ----------  ----------  ----------

SIC                                $  185,100  $  185,100  $  185,100    12/31/01
Doolittle Investors                   231,096     230,438     223,200    12/31/01
Columbus Westbelt Investment Co.      581,064     418,525     351,600     9/30/05
Vacaville Investors                   437,640     437,640     478,428    11/30/03
Vicksburg Investors                   329,017     322,289     302,534    11/30/03


     Based on formal and informal third-party appraisals, the Company believes that the rent under one of the leases with the Partnerships may exceed the rent that might be available for comparable facilities leased from unrelated lessors in arm's length transactions. The leases with the Partnerships are expected to continue until the expiration of the respective terms of the leases, and they may hereafter be renewed. The Company's future rent obligations under the continuing leases are expected to be consistent with the rents paid in 1996, subject to adjustments as provided in certain of the leases.

     If and when any lease is proposed to be amended or renewed or any property subject to any lease is proposed to be purchased by the Company, the Company will enter into such transaction only with the approval of a majority of the directors of the Company who are not employees or officers of the Company and who are not partners of any of the Partnerships and only after such directors satisfy themselves that such transaction will be fair, just and reasonable as to the Company, beneficial to the Company and on terms reasonably consistent with the terms available from unrelated parties in similar transactions negotiated at arm's length.

     The Company does not intend in the future to lease from any of the Partnerships or any other entities controlled by any of its directors, officers or employees any facilities that are not on or adjacent to the property subject to the existing leases.

Cash Profit Sharing Bonus Plan

     The Company maintains a cash profit sharing bonus plan for the benefit of employees of the Company and its subsidiaries. The Company may change, amend or terminate its bonus plan at any time. Under the bonus plan as currently in effect, the Compensation Committee of the Board of Directors determines a "qualifying level" for the coming fiscal year for the Company, SDV and each branch of SST. The qualifying level is equal to the value of the net operating assets (as defined) of the Company, SDV or the respective branch of SST, multiplied by a rate of return on those assets. If profits exceed the qualifying level in any fiscal quarter, a portion of such excess profits is distributed to the eligible employees as cash bonuses. An acceptable range of participation in the excess profits distributed as cash bonuses and the specific amounts distributed to the Named Executive Officers are determined by the Compensation Committee of the Board of Directors, while the percentage of excess profits distributed and the amounts distributed to all other participants are determined by the executive officers. The failure to earn a cash bonus in any given quarter does not affect the ability to earn a cash bonus in any other quarter. Amounts paid under these programs aggregated $9.3 million, $6.6 million and $7.0 million in 1996, 1995 and 1994, respectively, the amounts of which paid to Named Executive Officers in 1996, 1995 and 1994 are shown in the Summary Compensation Table above.

Profit Sharing Plans

     The Company's subsidiaries maintain defined contribution profit sharing plans for their U.S. based salaried employees (the "Salaried Plan") and for U.S. based nonunion hourly employees (the "Hourly Plan"). An employee is eligible for participation in a given year if he or she is an employee on the first and last days of that calendar year and completes at least 750 hours of service during that calendar year. As of December 31, 1996, there were 279 employees participating in the Salaried Plan and 391 employees participating in the Hourly Plan. Under the Salaried Plan and the Hourly Plan, the Board of Directors may authorize contributions to the plan trusts in their exclusive discretion. Contributions to the plan trusts by the Company's subsidiaries are limited by the amount deductible for federal income tax purposes under section 404(a) of the Code. Barclay Simpson, Thomas J Fitzmyers and Stephen B. Lamson, who are Named Executive Officers of the Company, are the trustees of the plan trusts and are also participants in the salaried plan. The amounts contributed by the Company for their accounts in 1996, 1995 and 1994 are shown in the Summary Compensation Table above. Certain of the Company's foreign subsidiaries maintain similar plans for their employees.

Compensation of Directors

     The Company's directors who do not receive compensation as officers or employees of the Company are each paid an annual retainer of $10,000 and a fee of $1,000 for attending in person each meeting of the Board of Directors and for attending in person each meeting of any committee held on a day when the Board of Directors does not meet. Each outside director is also paid $500 for each committee meeting he or she attends in person on the same day as a Board of Directors meeting and for Board of Directors meetings attended by telephone conference. Directors are also reimbursed for expenses incurred in connection with their attendance at Board of Directors and committee meetings.

1995 Independent Director Stock Option Plan

     The Board of Directors has adopted, and the shareholders have approved, the Simpson Manufacturing Co., Inc. 1995 Independent Director Stock Option Plan (the "Independent Director Plan"). The purpose of the Independent Director Plan is to give independent directors of the Company an opportunity to buy shares of Common Stock of the Company, to encourage independent directors in their efforts on behalf of the Company and to secure their continued service to the Company. Options to purchase 2,000 shares of Common Stock were committed to be granted under the Independent Director Plan in 1996.

REPORT OF THE COMPENSATION COMMITTEE, 1994 STOCK OPTION PLAN COMMITTEE AND BOARD ON EXECUTIVE COMPENSATION

     The Compensation Committee and the 1994 Stock Option Plan Committee of the Board of Directors are responsible for the development and review of the Company's compensation policy for all the salaried employees. The overall philosophy of the Company's compensation program is to provide a high degree of incentive to employees by creating programs that reward achievement of specific profit goals. The Company believes that these incentive programs based on profit targets are best suited to align the interests of employees and shareholders. In addition, the Company does not have any special plans for the Chief Executive Officer or other executive officers of the Company. The absence of special plans for the executive officers is intended to create a sense of unity and cooperation among the Company's employees. The four elements of the Company's compensation plan for most salaried employees and all officers are base salary, a profit sharing retirement plan, a cash profit sharing bonus plan and the Option Plan.

     The Compensation Committee has not performed any recent salary surveys, but based on surveys in prior years and recent raises, it believes the base salaries for the Chief Executive Officer and other executive officers are about average as compared to similar companies. Raises for the officers in 1996 were 3.5%, except for Barclay Simpson, Chairman, who did not receive an increase in salary in 1996.

     All U.S. based salaried employees, including the Chief Executive Officer and other executive officers, participate in the profit sharing plan in proportion to their salary. For 1996, 15% of all U.S. based salaried employees' base pay will be contributed to the plan subject to the limitations of applicable law. In 1996, Thomas J Fitzmyers, Chief Executive Officer, and Donald M. Townsend, President and Chief Executive Officer of SDV, were subject to a contribution limit under applicable law; the Company's contribution to the profit sharing plan for their accounts is $22,500 each.

     All salaried employees except those on commission programs, participate in the Company's quarterly cash profit sharing bonus plan. Annually, the Compensation Committee establishes an acceptable range of participation in the profits in excess of the qualifying level to be distributed as cash bonuses for each profit center. The Compensation Committee also approves the specific percentages to be distributed to the Chief Executive Officer and other executive officers. The executive officers determine the specific percentages for distributions to all other participating employees. Historically the percentage of profits in excess of the qualifying level distributed under these plans has not changed substantially from year to year. Employees with higher levels of responsibility typically receive higher proportions of the cash profit sharing for their profit center. Barclay Simpson's participation rate decreased in 1995, Thomas J Fitzmyers' and Stephen B. Lamson's participation rates decreased slightly in 1996 and will be decreased by approximately 10% in 1997 and Donald M. Townsend's participation rate has not changed for nine years. In 1996, the Chief Executive Officer received 288% of his base salary in cash profit sharing bonuses. Because the cash profit sharing bonus plan is based upon a return on net operating assets, and not subjectively determined, the Compensation Committee believes the plan provides substantial incentive to all participating employees, not only the Company's officers.

     In 1994, the Company adopted the Option Plan to replace its previous incentive stock purchase plans. The 1994 Stock Option Plan Committee believes an option plan is most effective if options are granted to all participants on an objective rather than subjective basis. Therefore, under the Option Plan, participants are granted options if Company-wide and profit center operating goals are met. The Compensation Committee establishes these goals at the beginning of the year. The 1994 Stock Option Plan Committee also believes that option plans with broad based participation are most effective. The 1994 Stock Option Plan Committee determines each year the employees who are eligible to participate in the Option Plan, based on job responsibilities and contributions made to the Company. At present, over one quarter of the Company's salaried employees participate in the Option Plan. The 1994 Stock Option Plan Committee determines the number of options to be granted under the Option Plan. In determining the potential grants, the 1994 Stock Option Plan Committee considers previous stock and option awards, current options owned, job responsibilities and contributions to the Company. These same considerations apply to option grants to the Chief Executive Officer and other executive officers. Because of the responsibilities of the Chief Executive Officer and the other executive officers, their stock option grants are higher than those of other participants who also achieve their goals.

     In 1995, the Company adopted the Independent Director Plan to give the outside members of the Board of Directors an opportunity to buy shares of Common Stock of the Company. The Independent Director Plan is administered by the Board of Directors (as its manager and not as its trustee) and determines which persons are eligible to be granted options. The Board of Directors believes this kind of option plan is most effective if options are granted to outside directors on an objective basis. Therefore, the Board of Directors determines the number of shares subject to options that they believe will be an appropriate incentive to be granted when an outside director becomes a member of the Board of Directors and if Company-wide operating goals, established by the Compensation Committee at the beginning of the year, are met. These operating goals were met in 1996 and accordingly, an option to purchase 500 shares was committed to be granted to each outside director.

                                                    1994 Stock
          Compensation Committee               Option Plan Committee
     --------------------------------     -------------------------------

     Barclay Simpson, Chair               Sunne Wright McPeak, Chair
     Sunne Wright McPeak                  Barry Lawson Williams
     Barry Lawson Williams

COMPANY STOCK PRICE PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Company's Common Stock from May 31, 1994, through December 31, 1996, with the cumulative total return on The Nasdaq Stock Market U.S. Index and the Dow Jones Building Materials Index over the same period (assuming the investment of $100 in the Company's Common Stock and in each of the indices on May 31, 1994, and reinvestment of all dividends).


                        SIMPSON MANUFACTURING CO., INC.
                     Comparison of Cumulative Total Return
                       May 31, 1994, to December 31, 1996


                                           Nasdaq           Dow Jones
                         Simpson           Stock            Building
                      Manufacturing       Market -          Materials
                        Co., Inc.        U.S. Index           Index
                      -------------     -------------     -------------
May-94                         $100              $100              $100
Dec-1994                         89               104                95
Dec-1995                        111               147               130
Dec-1996                        190               180               155



(1) The Company's initial public offering commenced on May 26, 1994. Data is shown beginning May 31, 1994, because data for cumulative returns on The Nasdaq Stock Market U.S. Index and the Dow Jones Building Materials Index are available only at month end.

(2) Historical returns are not necessarily indicative of future performance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who own more than ten percent of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. Such persons are required by SEC regulation to furnish the Company with copies of all section 16(a) reports that they file. Based solely on its review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all section 16(a) filing requirements were met in 1996, except as follows: Sunne Wright McPeak, one of the Company's directors, purchased stock in May 1996 and was 14 days late in filing a report on Form 4.

OTHER BUSINESS

     The Board of Directors does not presently intend to bring any other business before the Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.


DISCLAIMER REGARDING INCORPORATION BY REFERENCE OF THE REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK PRICE PERFORMANCE GRAPH

     THE INFORMATION SHOWN IN THE SECTIONS ENTITLED "REPORT OF THE COMPENSATION COMMITTEE AND BOARD ON EXECUTIVE COMPENSATION" AND "COMPANY STOCK PRICE PERFORMANCE" SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY INCORPORATES THIS INFORMATION BY SPECIFIC REFERENCE, AND SUCH INFORMATION SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in the proxy statement and form of proxy relating to the Company's 1998 Annual Meeting of Shareholders must be received by the Company a reasonable time before the Company's solicitation is made, and in any event not later than December 16, 1997.

BY ORDER OF THE BOARD



Stephen B. Lamson
Secretary

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROXY CAN BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED.

                                 EXHIBIT A

                      SIMPSON MANUFACTURING CO., INC.
                           1994 STOCK OPTION PLAN

                          Adopted February 23, 1994
                      and Amended through March 6, 1997


1.   PURPOSES.

     (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company and its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.   DEFINITIONS.

     (a) "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in sections 424(e) and (f), respectively, of the Code.

     (b)  "Board" means the Board of Directors of the Company.

     (c)  "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

     (e)  "Common Stock" means the common stock of the Company.

     (f) "Company" means Simpson Manufacturing Co., Inc., a California corporation.

     (g) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services; provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (h) "Continuous Status as an Employee, Director or Consultant" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

     (i)  "Director" means a member of the Board.

     (j) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Consultant or a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (l) "Fair Market Value" means the value of the Common Stock as determined in good faith by the Board and in a manner consistent with section 260.140.50 of Chapter 3 of Title 10 of the California Code of
Regulations.

     (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of section 422 of the Code and the regulations promulgated thereunder.

     (n) "Non-Employee Director" means a Director who satisfies the requirements established from time to time by the Securities and Exchange Commission for non-employee directors under Rule 16b-3.

     (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (p) "Officer" means a person who is an officer of the Company within the meaning of section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (q)  "Option" means a stock option granted pursuant to the Plan.

     (r) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (s) "Optioned Stock" means the Common Stock of the Company subject to an Option.

     (t) "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.

     (u) "Outside Director" means a member of the Board who satisfies the requirements established from time to time for outside directors under section 162(m) of the Code.

     (v)  "Plan" means this Simpson Manufacturing Co., Inc. 1994 Stock
Option Plan.

     (w) "Rule 16b-3" means Rule 16b-3 under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     (x)  "Securities Act" means the Securities Act of 1933, as amended.

3.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the terms and conditions of each Option granted (which need not be identical), including the time or times such Option may be exercised as a whole or in part; and the number of shares for which an Option shall be granted to each such person;

          (2)  To grant Options under the Plan;

          (3) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; and

          (4)  To amend the Plan as provided in section 11.

     (c) The Board may delegate administration of the Plan to a Committee of the Board that will satisfy the requirements of rule 16b-3. The Committee shall consist solely of two or more Directors, each of whom is a Non-Employee Director and an Outside Director, who shall be appointed by the Board. Subject to the foregoing, from time to time the Board may increase the size of the Committee and appoint additional qualified members, remove members (with or without cause) and appoint new members in substitution therefor, or fill vacancies, however caused. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant options to eligible persons who are not then subject to section 16 of the Exchange Act.

4.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of section 10 relating to adjustments on changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate 1,200,000 shares of the Common Stock. If any Option shall for any reason expire or otherwise terminate, as a whole or in part, without having been exercised in full, the stock not purchased under such Option shall revert to and again become available for issuance under the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.   ELIGIBILITY.

     (a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted only to Employees, Directors or Consultants.

     (b) No person shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least 110 percent of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

6.   OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise), except as the Board may otherwise determine in the specific case, the substance of each of the following provisions:

     (a) Term of Options. No Option shall be exercisable after the expiration of ten years from the date it is granted.

     (b) Price. The exercise price of each Incentive Stock Option shall be not less than 100 percent of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

     (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) in the absolute discretion of the Board or the Committee (which discretion may be exercised in a particular case without regard to any other case or cases), at the time of the grant or thereafter, (A) by the withholding of shares of Common Stock issuable on exercise of the Option or delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

     In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement, or if less, the maximum rate permitted by law.

     (d) Transferability. An Option shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed by the Optionee during his or her lifetime, whether by operation of law or otherwise, other than by will or the laws of descent and distribution applicable to such Optionee, or be made subject to execution, attachment or similar process; provided that the Board may in its discretion at the time of approval of the grant of an Option or thereafter permit an Option to be transferred by an Optionee to a trust or other entity established by the Optionee for estate planning purposes, and may permit further transferability, or impose conditions or limitations on any permitted transferability. An Option shall otherwise be exercisable during the lifetime of the person to whom the Option is granted only by such person.

     (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). An Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period or any prior period as to which the Option shall have become vested but shall not have been fully exercised. An Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions may vary among Options, but in each case will provide for vesting of at least twenty percent per year of the total number of shares subject to the Option.

     (f)  Conditions On Exercise of Options and Issuance of Shares.

          (1) Shares shall not be issued on exercise of an Option unless the exercise of such Option and the delivery of such Shares pursuant thereto shall comply with all applicable laws and regulations, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange on which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (2) The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising an Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and
(2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inapplicable if (i) the issuance of the shares on the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, with advice of its counsel, place such legends on stock certificates issued under the Plan as the Company deems necessary or appropriate to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (g) Termination of Employment or Relationship as a Director or Consultant. If an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than on the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee shall have been entitled to exercise it at the date of termination) but only within the period ending on the earlier of (i) the ninetieth day after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period, which in no event shall be less than thirty days, specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (h) Disability of Optionee. If an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee shall have been entitled to exercise it at the date of termination), but only within the period ending on the earlier of (i) the first anniversary of such termination (or such longer or shorter period, which in no event shall be less than six months, specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (i) Death of Optionee. If of an Optionee dies during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent that the Optionee shall have been entitled to exercise the Option at the date of death) by the Optionee's estate or by a person who shall have acquired the right to exercise the Option by bequest or inheritance, but only within the period ending on the earlier of (i) the one hundred eightieth day after the first anniversary of the date of death (or such longer or shorter period, which in no event shall be less than six months, specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Optionee's estate or a person who shall have acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (j) Exemptions. Notwithstanding subsections (g), (h) and (i) above, the Board shall have the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Option beyond the date of expiration of the term of such Option as set forth in the Option Agreement).

     (k) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the original purchase price of the stock, or to any other restriction the Board determines to be appropriate; provided that the right to repurchase at the original purchase price shall lapse at a minimum rate of twenty percent per year over five years from the date the Option is granted and such right shall be exercised within ninety days of termination of employment for cash or cancellation of purchase money indebtedness for the shares. Should the right of repurchase be assigned by the Company, the assignee shall pay the Company cash equal to the difference between the original purchase price and the stock's Fair Market Value if the original purchase price is less than the stock's Fair Market Value.

     (l) Withholding. To the extent approved by the Board in the specific case, at the time of approval of the grant of the Option or thereafter, the Optionee may satisfy any Federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (l) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionee as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company. The value of shares withheld or delivered shall equal the Fair Market Value of the shares on the day the Option is exercised.

7.   COVENANTS OF THE COMPANY.

     (a) During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock on exercise of the Options; provided that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock on exercise of such Options unless and until such authority is obtained.


8.   USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.   MISCELLANEOUS.

     (a) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms. No adjustment will be made for dividends or other rights for which the record date is prior to the date of satisfaction of all such requirements.

     (b) Throughout the term of any Option, the Company shall deliver to the holder of such Option, not later than 120 days after the close of each of the Company's fiscal years during the Option term, a balance sheet and an income statement. This section shall not apply when issuance is limited to key employees whose duties in connection with the Company assure them access to equivalent information.

     (c) Nothing in the Plan or any instrument executed or Option granted or other action taken pursuant thereto shall confer on any Employee, Director, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or Optionee with or without cause.

     (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds $100,000, the Options or portions thereof in excess of such limit (according to the order in which they are granted) shall be treated as Nonstatutory Stock Options.

10.  ADJUSTMENTS ON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reclassification, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split or reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Options will be appropriately adjusted by the Board in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Options.

     (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. If any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then such Options shall be terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any Options outstanding under the Plan shall terminate if not exercised prior to such event.

11.  AMENDMENT OF THE PLAN.

     (a) The Board at any time or from time to time shall have the right to amend, modify, suspend or terminate the Plan for any reason; provided that the Company will seek shareholder approval for any change if and to the extent required by applicable law, regulation or rule.

     (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to cause the Plan or Incentive Stock Options granted under it to comply therewith.

     (c) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, unless (i) the Company requests the consent of the person to whom the Option shall have been granted and (ii) such person consents in writing.

12.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day prior to the tenth anniversary of the earlier of the date of the adoption of the Plan by the Board or the date that the Plan is approved by the shareholders of the Company. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option shall have been granted.

13.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan shall have been approved by the shareholders of the Company, which approval shall be within twelve months before or after the date the Plan is adopted by the Board, and, if required, an appropriate permit shall have been issued by the Commissioner of Corporations of the State of California.

14.  COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     It is the Company's intent that the Plan comply in all respects with Rule 16b-3. If any provision of this Plan is found not to be in compliance with Rule 16b-3, that provision shall be deemed to have been amended or deleted as and to the extent necessary to comply with Rule 16b-3, and the remaining provisions of the Plan shall continue in full force and effect, without change. All transactions under the Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and the applicable regulations promulgated thereunder.